Exhibit 99.8

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, hereby constitutes and appoints each of Swathi Padmanabhan and Thomas Short, signing singly and with full power of substitution and resubstitution, the undersigned’s true and lawful attorney-in-fact to:

(1)    execute for and on behalf of each of the undersigned, in the undersigned’s capacity as an executive officer or director of Sumitomo Chemical Co., Ltd. (the “Company”), Form 4, including any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Exchange Act”) and Schedule 13D, including any amendments thereto, in accordance with Section 13 of the Exchange Act, solely with respect to securities issued by Myovant Sciences Ltd. and acquired or disposed of by Sumitovant Biopharma Ltd. (“Sumitovant”) pursuant to that certain Securities Purchase Plan dated on or about May 14, 2021, by and between Citigroup Global Markets Inc. and Sumitovant (the “Securities”);

(2)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 4 or such Schedule 13D, including any amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, solely with respect to the Securities; and

(3)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interests of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 and Section 13 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until November 30, 2021, when it shall automatically expire, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of May, 2021.

Sumitomo Chemical Co., Ltd.

By:	/s/ Takeo Kitayama
	Name:	Takeo Kitayama
	Title:	Associate Officer, General Manager, Corporate Planning Office